EXHIBIT 10.275


                           COMMERCIAL SUPPLY AGREEMENT
                                  27 FEBRUARY 2004

                              COMMERCIAL SUPPLY AND
                          PROCESS VALIDATION AGREEMENT

     THIS COMMERCIAL SUPPLY AND PROCESS VALIDATION AGREEMENT (the "Agreement") is entered into as of this 27th day of February, 2004, by and between SERAGEN INCORPORATED ("SERAGEN"), a Delaware corporation having an address at 10275 Science Center Drive, San Diego, California 92121 and HOLLISTER-STIER LABORATORIES LLC, ("HOLLISTER-STIER") having an address at 3525 North Regal Street, Spokane, Washington, 99207-5788 with respect to the following:

                                    RECITALS

     A. SERAGEN, a wholly-owned subsidiary of Ligand Pharmaceuticals, Inc., is a commercial pharmaceutical and drug development and manufacturing company active in the research, development and sale of drug products.

     B. HOLLISTER-STIER is in the business of formulating, sterile filling, and packaging liquid injectable and *** drug products and medical devices.

     C. SERAGEN and HOLLISTER-STIER desire to enter into this Agreement in order to establish the terms and conditions under which HOLLISTER-STIER will Formulate, fill, *** package and test for commercial release, Product(s) for clinical trial and consistency Lots for FDA approval and, following FDA approval of HOLLISTER-STIER as a formulation, fill-finish site for the Product, for commercial sale.

     D. Both parties contemplate that additional SERAGEN products may be included under this Agreement, as amendments, by mutual written consent of the parties.

     NOW THEREFORE, in consideration of the premises and the mutual promises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     All references to particular Exhibits and Sections shall mean the Exhibits to, and Sections of, this Agreement, unless otherwise specified. For the purposes of this Agreement and the Exhibits hereto, the following words and phrases shall have the following meanings:

     1.01 "ACTIVE INGREDIENT" OR "PDS" shall mean active pharmaceutical ingredient (API) of SERAGEN, as described in Exhibit A.

     1.02 "AFFILIATE" shall mean any corporation, firm, partnership or other entity, whether de jure or de facto, which directly or indirectly owns, is owned by or is under common ownership with a party to this Agreement to the extent of at least fifty percent (50%) of the equity having the power to vote on or direct the affairs of the entity and any person, firm, partnership, corporation or other entity actually controlled by, controlling or under common control of a party to this Agreement.


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                           COMMERCIAL SUPPLY AGREEMENT
                                  27 FEBRUARY 2004


     1.03 "AGREEMENT" shall mean this Commercial Supply and Process Validation Agreement.

     1.04 "LOT" shall for each Product have the meaning assigned in Exhibit C.

     1.05 "BATCH PRODUCTION AND CONTROL RECORD" or "BATCH RECORD" shall mean the record of detailed processing steps that have been completed according to instructions in the Master Batch Record, together with relevant in-process data.

     1.06 "CERTIFICATE OF CONFORMANCE" shall mean the formal release document for the Product issued by HOLLISTER-STIER stating that the Product meets certain required quality standards. The certificate shall also identify the lot number and/or components for tracking the chain of custody. For clarity, the Certificate of Conformance is part of the MRR Documents.

     1.07 "EMEA" shall mean the European Agency for the Evaluation of Medicinal Products.

     1.09 "FDA" shall mean the United States Food and Drug Administration.

     1.10 "FORMULATE OR FORMULATION" shall mean the Processing of Active Ingredient and excipients into intermediate bulk drug product as described in Exhibit A.

     1.11 "FREE CARRIER" means that HOLLISTER-STIER delivers the goods, cleared for export (if any), to the carrier nominated by SERAGEN at HOLLISTER-STIER site. HOLLISTER-STIER is responsible for loading (Reference Article 5.05).

     1.12 "GOOD MANUFACTURING PRACTICES" or the letters "GMP" or "CGMP" shall mean the prevailing standards required by the US and European regulatory agencies as, for example, currently expressed in the writings of the Code of Federal Regulations, Part 221, Section 210 and Section 211, or other sections so designated by the title `Good Manufacturing Practices' promulgated under the Federal Food, Drug and Cosmetic Act, and the EU Guide on Good Manufacturing Practice, as in effect from time to time.

     1.12A "ICH" shall mean the International Conference on Harmonisation of Technical Requirements for Registration of Pharmaceuticals for Human Use.

     1.13 "MASTER BATCH RECORD" shall mean a written description of the procedure to be followed for processing a Lot of Product including but not limited to a complete list of all active and inactive ingredients, components, weights and measures, descriptions of drug product containers, closures, packaging materials, and labeling and complete specifications for each, within the meaning of 21 CFR part 211.186, or its successor as in effect from time to time.

     1.14 "MATERIAL" or "MATERIALS" shall mean all inactive ingredients, vials, stoppers, seals, labels, inserts, folding cartons and/or shipping cartons as are otherwise necessary to be utilized in the Processing and to meet the Specifications, but excluding Active Ingredient.

     1.15 "MRR DOCUMENTS" shall mean all the final manufacturing and release requirements documents which shall set forth all Specifications and release requirements for Product(s) and as to each, its manufacture, including, without limitation, all raw materials, solvents, reagents, processing, storage, shipping and packaging specifications and necessary test protocols, final release specifications, Batch Records, Certificates of Analysis and Conformance and other documentation required to describe, control and assure the quality manufacture and testing of each in compliance with the Biologics License Application. "HOLLISTER-STIER MRR DOCUMENTS" shall refer to that portion of the MRR

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                           COMMERCIAL SUPPLY AGREEMENT
                                  27 FEBRUARY 2004


Documents arising from HOLLISTER-STIER's performance under this Agreement whose content shall be mutually agreed between the parties and set forth in Exhibit F attached hereto.

     1.16 "POOLING" shall mean the mixing together of multiple batches of purified drug substance into a single homogeneous solution.

     1.17 "PROCESSING" shall mean processing of the Product in accordance with the Master Batch Record for the Product, as outlined in section 2.01 hereof. "Processed" and "Process" shall have comparable meanings.

     1.18 "PRODUCT(S)" shall mean:

          ONTAK(R) (denileukin diftitox, DAB389-IL2) final drug product supplied as either:

          First generation product ("1ST GEN PRODUCT") in its final dosage form supplied as ***.

          Second generation product ( "2ND GEN *** PRODUCT") in its final dosage form supplied as ***.

          Third generation product ("3RD GEN *** PRODUCT") in its final dosage form supplied as a ***.

     1.19 "PROJECT SUMMARY" shall mean those documents attached to this Agreement as Exhibit B, which provide specific details about the Product to be processed for SERAGEN by HOLLISTER-STIER.

     1.20 "REGULATORY AGENCY, REGULATORY AGENCIES" shall mean the United States Food and Drug Administration (FDA), The European Agency for the Evaluation of Medicinal Products (EMEA).

     1.21 "REGULATORY APPROVAL" shall mean approval by the United States Food and Drug Administration (FDA), The European Agency for the Evaluation of Medicinal Products (EMEA) or any other national government drug regulatory agency.

     1.22 "SPECIFICATIONS" shall mean the acceptance criteria for the Product as set forth in the Master Batch Record.

     1.23 "USP" shall mean the United States Pharmacopoeia, Vol. 26, or any subsequent edition thereof.

                                   ARTICLE II
                        SUPPLY AND PROCESSING OF PRODUCT

     2.01 PROCESSING. Subject to the terms and conditions of this Agreement, and upon the parties' completion of the technical transfer process for 2nd Gen *** and 3rd Gen *** Product in accordance with mutually agreed technical transfer specifications HOLLISTER-STIER agrees that it shall supply Product, to SERAGEN, including


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                           COMMERCIAL SUPPLY AGREEMENT
                                  27 FEBRUARY 2004

          (a) for 1st Gen Product or 2nd Gen *** Product, ***

          (b) for 3rd Gen *** Product, ***

in each case at its Spokane facility in Spokane, WA (the "MANUFACTURING FACILITY") validated in accordance with FDA regulations and the Specifications and HOLLISTER-STIER shall Process the Active Ingredient into Product in accordance with cGMP's, and the Specifications including without limitation adherence to appropriate quality assurance and quality control practices. HOLLISTER-STIER will permit SERAGEN to review from time to time all applicable written internal HOLLISTER-STIER quality assurance and quality control practices. The Active Ingredient cannot be Processed at a facility other than at the Manufacturing Facility without the prior written consent of SERAGEN.

     2.02 MASTER BATCH RECORD. Subject to the terms and conditions of this Agreement, HOLLISTER-STIER agrees to process the Product in accordance with a Master Batch Record approved in writing by SERAGEN. HOLLISTER-STIER further agrees that HOLLISTER-STIER will consult with SERAGEN prior to making any changes to the Master Batch Record and the process and HOLLISTER-STIER must receive written approval from SERAGEN prior to the implementation of any such changes, provided, however, that any approvals to be delivered by SERAGEN shall not be unreasonably withheld and the parties shall cooperate and act reasonably and in good faith in connection with their respective activities under this
Section 2.02.

     2.03 SERAGEN-SUPPLIED MATERIALS. SERAGEN, at its expense, shall deliver sufficient quantities of Active Ingredient, and those Materials and production equipment indicated on EXHIBIT B hereto as to be provided by SERAGEN, to HOLLISTER-STIER's plant at Spokane, Washington prior to the scheduled date of Processing, unless otherwise agreed to by the parties. All such items supplied by SERAGEN for purposes hereof shall meet the applicable specifications therefore as set forth on EXHIBIT B and the Master Batch Record. All items so delivered shall remain the property of SERAGEN.

     2.04 HOLLISTER-STIER-SUPPLIED MATERIALS. HOLLISTER-STIER will be responsible for supplying sufficient quantities of those Materials indicated on EXHIBIT B hereto as to be provided by HOLLISTER-STIER, insofar as required to permit HOLLISTER-STIER to complete the Processing and delivery of Product in accordance with the terms of this Agreement. All such items supplied by HOLLISTER-STIER shall meet the applicable Specifications therefore as set forth on EXHIBIT B and the Master Batch Record. For clarity, the price of HOLLISTER-STIER-Supplied Materials is included in the price of Product set forth in Exhibit C.

     2.05 LABELING SPECIFICATIONS. SERAGEN shall be responsible for furnishing to HOLLISTER-STIER appropriate specifications for the labeling and packaging (including package inserts) to be used on or in connection with the Processing which is to bear SERAGEN labels or other identification, and any necessary artwork and engineering drawings related thereto. HOLLISTER-STIER will label and package Product in accordance with such labeling specifications. HOLLISTER-STIER shall not affix any other labeling to the Product, except with the prior written approval of SERAGEN.

     2.06 ALTERNATE SOURCES. Nothing in this Agreement shall preclude SERAGEN from taking whatever steps necessary to qualify alternative suppliers other than HOLLISTER-STIER, including but not limited to selling any Lots reasonably required to be manufactured for purposes of the qualification of such alternative suppliers and maintaining such qualifications. HOLLISTER-STIER shall provide any reasonably requested support for technology transfer in connection with such qualifications.


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                           COMMERCIAL SUPPLY AGREEMENT
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                                   ARTICLE III
                               PROCESS VALIDATION

     3.01 PROCESS VALIDATION. HOLLISTER-STIER shall validate all Processing according to validation protocols approved in advance in writing by SERAGEN. The agreed validation activities are described in Exhibit B. SERAGEN shall pay HOLLISTER-STIER for such validation(s) as set forth in Exhibit C.

                                   ARTICLE IV
                        ORDERS, PRICE, & TERMS OF PAYMENT

     4.01 FORECAST: SERAGEN shall provide HOLLISTER-STIER with four quarters rolling forecast. Such forecast shall be provided quarterly at the beginning of the calendar quarter immediately preceding the period covered by the Forecast.

     4.02 PURCHASE ORDERS. SERAGEN shall provide HOLLISTER-STIER a Purchase Order which shall provide the Lot size, the estimated API delivery schedule, the requested Processing and testing completion dates (each a "Requested Release Date"), and any other information reasonably agreed by the parties and reasonably necessary to fill the Purchase Order. For clarity, such Requested Release Date refers to the date of delivery of HOLLISTER-STIER MRR Documents to SERAGEN. A minimum period of (i) four months for 1st Gen Product and 2nd Gen *** Product and (ii) five months for 3rd Gen *** Product is required between a Requested Release Date specified in the Purchase Order and the date the Purchase Order is received by HOLLISTER-STIER (see Exhibit E). HOLLISTER-STIER shall notify SERAGEN within 10 days of receipt of a Purchase Order if it anticipates it will not be able to timely fill any Purchase Order and HOLLISTER-STIER shall cooperate in good faith and use commercially reasonable efforts to agree with SERAGEN on an alternate release date. SERAGEN's agreement to any such alternate date shall be without prejudice to any of its rights and remedies hereunder.

     HOLLISTER-STIER guarantees that it will timely fill all Purchase Orders placed by SERAGEN wherein the quantity of Product (number of vials) ordered does not exceed the amount for the corresponding period in the most recently delivered four-quarter rolling forecast by more than fifty percent (50%) for 1st Gen Product and 2nd Gen *** Product. For 3rd Gen *** Product HOLLISTER-STIER shall cooperate in good faith and use commercially reasonable efforts to accommodate higher SERAGEN requirements up to a maximum of 20 Lots per year. For clarity, "timely fill" means HOLLISTER-STIER completes all Processing and delivery of HOLLISTER-STIER MRR Documents on or before the Requested Release Date.

     4.03 PRICE. The price to be paid, in US dollars, by SERAGEN to HOLLISTER-STIER during the term of this Agreement for all testing, development work, validation work, stability and each Lot of Product shall be as specified in EXHIBIT C. All prices are Free Carrier the Manufacturing Facility. Payment of all FDA fees specific to the Product will be the responsibility of SERAGEN. Unless otherwise specifically agreed, HOLLISTER-STIER's price does not include any other testing, studies, Product specific validations and stability not identified herein, or other activities, not identified in EXHIBIT C, which SERAGEN may deem necessary but which are not required of HOLLISTER-STIER by this Agreement.

     Commencing one year after the Effective Date of the Agreement and at each anniversary date of this Agreement, the price for the Product may be modified by way of written notification from



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                           COMMERCIAL SUPPLY AGREEMENT
                                  27 FEBRUARY 2004


HOLLISTER-STIER to SERAGEN whereby the written notice of price change is delivered at least 90 days before such anniversary date. Any changes to the price shall not exceed the annual percentage change (whether an increase or decrease) in the Producer Price Index Industry: Pharmaceutical Preparations, Series Id: PCU2834# (N), as published by the U.S. Department of Labor, Bureau of Labor Statistics and available through HTTP://DATA.BLS.GOV/CGI-BIN/SRGATE.

     4.04 INVOICES. Invoices shall be delivered to SERAGEN upon SERAGEN's receipt of the HOLLISTER-STIER MRR Documentation as set forth in Article 5 below. The invoice for the total amount, less any disputed amounts or amount attributable to rejected Product, shall be payable by SERAGEN to HOLLISTER-STIER within sixty (60) days of the receipt of the invoice.

     The timeline for submission of purchase order, HOLLISTER-STIER MRR delivery, invoicing, payment and passage of title is illustrated on attached Exhibit E.

     4.05 PURCHASE FORMS. Purchase orders, purchase order releases, confirmations, acceptances and similar documents submitted by a party in conducting the activities contemplated under this Agreement are for administrative purposes only and shall not add to or modify the terms of the Agreement. To the extent of any conflict or inconsistency between this Agreement and any such document, the terms of this Agreement shall govern. The Requested Release Date which shall coincide with the requested delivery of HOLLISTER-STIER MRR Documents shall appear under the heading "Delivery Date" on the purchase form attached hereto as Exhibit D.

                                    ARTICLE V
                       SHIPMENTS, INSPECTION, & ACCEPTANCE

     5.01. HOLLISTER-STIER MRR DOCUMENTS AND RELEASE.

     (a) In accordance with the times set forth in Article IV, and after completion of its Processing, inspection, and quality assurance review, HOLLISTER-STIER shall provide to SERAGEN the HOLLISTER-STIER MRR Documents for each Lot of Product, certifying that the Product has met all Specifications set forth in this Agreement and the HOLLISTER-STIER MRR Documents, together with the relevant invoice and any requested testing samples for such Lot(s).

     (b) SERAGEN shall have 60 days from receipt of the HOLLISTER-STIER MRR Documentation to complete any quality assurance testing and review of all MRR Documentation and to notify HOLLISTER-STIER of its acceptance or rejection of the Lot(s)

     (c) In the absence of such rejection or upon earlier notice of acceptance and release by SERAGEN, i) such Lot(s) shall be appropriately stored or made available for immediate shipment at SERAGEN's option; ii) title shall pass to SERAGEN. Pending acceptance or rejection of Lot(s) by SERAGEN, SERAGEN may comment upon or request changes to the HOLLISTER-STIER MRR Documentation and HOLLISTER-STIER shall either a) respond to such comments/requests or b) release amended HOLLISTER-STIER MRR Documentation to SERAGEN within 10 business days of its receipt of SERAGEN's comments/requests. Both parties acknowledge that storage of Lots hereunder may be limited by available freezer capacity at the Manufacturing Facility. Risk of loss for any Lot(s) stored by HOLLISTER-STIER shall remain with HOLLISTER-STIER until shipped.

     5.02 REJECTION. In any case where SERAGEN expects to reject or otherwise make a claim against HOLLISTER-STIER with respect to damaged or otherwise nonconforming Product, SERAGEN


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                           COMMERCIAL SUPPLY AGREEMENT
                                  27 FEBRUARY 2004


shall, to the extent practical, notify HOLLISTER-STIER of such expected rejection and HOLLISTER-STIER shall be offered a reasonable opportunity during the relevant acceptance period (i.e. 60 days after SERAGEN's receipt of HOLLISTER-STIER MRR Documents under section 5.01 above or 15 days of SERAGEN's or its agent's receipt of a shipment under section 5.03 below) to offer proof or evidence as to why such Product should not be rejected and, where relevant, to inspect and/or test such Product. In the event of a rejection due to failure of Product to conform to its physical Specifications and HOLLISTER-STIER disputes such rejection by SERAGEN by providing notice thereof within 10 days of SERAGEN's notice of rejection, such Product shall be tested for conformance with the applicable Specifications by an independent testing organization mutually acceptable to both parties which analysis shall be binding on SERAGEN and HOLLISTER-STIER solely for the purpose of determining whether such Product may be rightfully rejected or not. The party who was wrong pays for the costs associated with the independent testing. SERAGEN shall not under any circumstances dispose of any Product rejected by SERAGEN or determined by independent testing organization to be damaged or nonconforming, without HOLLISTER-STIER's prior written consent. All or part of any shipment of Product determined to have been rightfully rejected by SERAGEN shall be disposed of by HOLLISTER-STIER, at HOLLISTER-STIER's expense in accordance with all applicable laws and regulations. In any case, and without prejudice to any of SERAGEN's rights or remedies hereunder, HOLLISTER-STIER will use commercially reasonable efforts to initiate manufacture of a new Lot of Product within 30 days from the date of SERAGEN's rejection. Following such initiation, the timelines set forth in Article IV shall apply, with the Requested Release Date deemed to be 60 days after such initiation.

     In the event a rejection is due to (i) the negligence or willful misconduct of HOLLISTER-STIER or its employees, directors or agents, (ii) HOLLISTER-STIER's failure to conform to cGMP or the Specifications, its breach of representation or warranty or (iii) failure of HOLLISTER-STIER's facilities, suppliers or subcontractors (collectively "ERROR") HOLLISTER-STIER shall also reimburse SERAGEN for the total cost of any API consumed in the rejected Lot(s) up to $*** maximum in the event of a total Lot loss. Reimbursement to SERAGEN shall consist of a series of *** per cent discounts on future deliveries until full reimbursement of the cost of the lost API as defined above. To the extent payments for such future deliveries are unavailable to be discounted, upon written request from SERAGEN the reimbursement shall be made in cash

     5.03 SHIPMENTS. Shipments shall be made Free Carrier the HOLLISTER-STIER Manufacturing Facility at SERAGEN'S cost. A bill of lading will be furnished to SERAGEN with respect to each shipment. At delivery, Product will be free and clear of any liens or encumbrances placed thereon by HOLLISTER-STIER.

     5.04 INSPECTION OF SHIPMENTS. SERAGEN or its agent shall inspect all shipments of Product received from HOLLISTER-STIER for proper labeling, packaging and count within fifteen (15) days of actual receipt of shipment at its designated receiving facility. However, any such inspection shall not relieve HOLLISTER-STIER of its obligation and warranties under this Agreement. If any portion of the Product received fails to conform to any applicable Specification, SERAGEN may, in accordance with the terms of Section 5.02 above, reject for full credit or replacement at SERAGEN's option, the Lot within fifteen (15) days of the actual receipt of the Product.

     5.05 SHIPPING LOSS. In the event of partial or full loss or non-delivery of a shipment, the parties will cooperate to insure that notification and follow-up with the involved ground and air carriers and customs or other warehouses is made in order to determine if such missing delivery can be located. The responsibility for such partial or full loss of a shipment rests with SERAGEN. For any shipment which is not recovered or which is damaged in transit, the parties shall agree to a schedule for the manufacture of additional Product by HOLLISTER-STIER at SERAGEN's cost.


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                           COMMERCIAL SUPPLY AGREEMENT
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     5.06 CONDITIONAL SHIPMENTS. Except as provided in this paragraph, no
Product shall be shipped from HOLLISTER-STIER prior to delivery of complete HOLLISTER-STIER MRR Documents and the certification contemplated in section 5.01(a) above. If however SERAGEN deems such prior shipment to be necessary, the parties shall cooperate in good faith and agree on procedures to make such prior shipment(s) under appropriate safeguards.

                                   ARTICLE VI
                          REPRESENTATIONS & WARRANTIES

     6.01 WARRANTIES BY HOLLISTER-STIER. HOLLISTER-STIER warrants that all Product delivered to SERAGEN (or shipped to a third party at the direction of SERAGEN) under this Agreement shall at the time of delivery, be free of defects in material and workmanship; meet the Specifications (except in the case of Product delivered in quarantine pursuant to Section 5.02, in which case upon release from quarantine); and have been Processed and maintained in conformance with cGMPs and other applicable FDA regulations and all other applicable Federal, state and local laws, rules and regulations as well as applicable ICH and EMEA guidelines and regulations and that HOLLISTER-STIER's performance hereunder will be undertaken in a safe and responsible manner. HOLLISTER-STIER represents and warrants to SERAGEN that HOLLISTER-STIER is not aware that activities undertaken by HOLLISTER-STIER hereunder will violate the intellectual property rights of any third party, and that HOLLISTER-STIER is not engaged in the theft or misuse of any third party's trade secret information regarding the activities undertaken by HOLLISTER-STIER hereunder, nor does HOLLISTER-STIER have notice of any claim of a third party regarding any such theft or misuse.

     6.02 WARRANTIES BY SERAGEN. SERAGEN represents and warrants to HOLLISTER-STIER that SERAGEN is not aware that Product, or the Processing thereof in accordance with this Agreement, will violate the intellectual property rights of any third party, and that SERAGEN is not engaged in the theft or misuse of any third party's trade secret information regarding the processing or use or distribution of Product, nor does SERAGEN have notice of any claim of a third party regarding any such theft or misuse.

     6.03 LIMITATION ON WARRANTIES. The warranties set forth in this Article VI are expressly stated and in lieu of and exclude, and the parties do expressly disclaim, all other warranties expressed or implied, arising by operation of law or otherwise, including, on the part of HOLLISTER-STIER, any implied warranties of fitness for a particular purpose and any representation or warranty as to the suitability or efficacy of Product.

                                   ARTICLE VII
                  INDEMNITY, LIMITATION ON LIABILITY, & RECALLS

     7.01 INDEMNIFICATION BY HOLLISTER-STIER. HOLLISTER-STIER shall defend, indemnify, and hold SERAGEN harmless from and against any and all claims, liability, damage, loss, cost and expenses (including reasonable attorney's fees) (a "Loss") insofar as such Loss or actions in respect thereof arise out of or are based upon (i) HOLLISTER-STIER's breach of any obligations or warranty hereunder, or the negligence or willful misconduct by HOLLISTER-STIER, its employees, directors, agents and subcontractors under this Agreement, (ii) any claim of violation by HOLLISTER-STIER of any patent, trade secret or other intellectual property rights of any person or entity, or (iii) the handling, storage or use of the Product.

     7.02 INDEMNIFICATION BY SERAGEN. SERAGEN will defend, indemnify, and hold HOLLISTER-STIER harmless from and against any and all Loss insofar as such Loss or actions in

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                                  27 FEBRUARY 2004


respect thereof arise out of or are based upon (i) SERAGEN's breach of any obligation or warranty hereunder or the negligence of willful misconduct of SERAGEN, its employees, directors, agents and subcontractors under this Agreement, (ii) the promotion, distribution, sale or use by SERAGEN or its agents of Product, including without limitation any product liability claim (except to the extent of HOLLISTER-STIER's indemnifications above), or (iii) any claim of violation by SERAGEN of any, patent, trade secret or other intellectual property rights of any person or entity.

     7.03 CONDITIONS. Each party's indemnity obligations (the "Indemnifying Party") under Sections 7.01 and 7.02 are conditioned upon the other party (the "Indemnified Party") promptly notifying the Indemnifying Party of any such claim or proceeding in writing, provided that the failure to provide such notice will not effect the Indemnifying Party's obligations hereunder except if and to the extent such failure actually adversely impacts the Indemnifying Party, tendering to the Indemnifying Party the opportunity to defend or settle such a claim or proceeding at its expense and cooperating with the Indemnifying Party (at the expense of the Indemnifying Party) in defending or settling any such claim or proceeding. The Indemnifying Party should not enter into any settlement which imposes liability or fault on the Indemnified Party without the Indemnified Party's prior written consent not unreasonably withheld.

     7.04 RECALL. Subject to the limitations set forth in Section 7.05 below, HOLLISTER-STIER agrees to indemnify and hold SERAGEN harmless from and against all costs and expenses of any recall of Product, provided that such recall arises out of a matter indemnified by HOLLISTER-STIER above. SERAGEN shall provide HOLLISTER-STIER an adequate opportunity to provide reasonable input regarding discussions with the FDA or otherwise concerning the proposed recall, it being understood that SERAGEN shall exclusively conduct all communications with government entities concerning any recall. HOLLISTER-STIER shall not be obligated under this Section 7.04 to indemnify SERAGEN if the recall is due to misbranding of the Product by SERAGEN or is due to any other act or omission of SERAGEN or any other third party not controlled by HOLLISTER-STIER (except HOLLISTER-STIER's subcontractors, suppliers or agents).

     7.05. LIMITATION ON LIABILITY. Anything herein to the contrary notwithstanding:

     (i) Neither party hereto shall be liable to the other, or the successors or permitted assigns of the other, or any other person, for any loss of profits, loss of business or interruption of business, or for any indirect, incidental, special or consequential damages, costs, losses or expenses, suffered or incurred under this Agreement or otherwise, even if advised of the possibility of such loss; and

     (ii) HOLLISTER-STIER's liability for the replacement or for the cost or value of any Active Ingredient, Materials, or production equipment supplied to HOLLISTER-STIER hereunder by SERAGEN, shall include the Active Ingredient, as defined in Article 5.02, Materials, or production equipment lost or damaged or incorporated into any single rejected or nonconforming Lot of Product. HOLLISTER-STIER shall also reimburse SERAGEN for any reasonable shipping or storage charges with the understanding that HOLLISTER-STIER liability for the loss of Active Ingredient is as defined in Article 5.02. SERAGEN shall submit reasonable evidence of such loss to HOLLISTER-STIER as is necessary to support their claimed loss. The parties hereto agree that the limitations provided for under the terms of this Section 7.05, excludes indemnified claims and recall costs and is an integral part of the agreement of the parties as evidenced by this Agreement and that the parties are entering into this Agreement in reliance upon the terms and provisions of this Section 7.05, and that, but for such terms and provisions, the parties would not be entering into this Agreement. Prior to completion of a successful validation as evidenced by a validation report submitted to SERAGEN and stating that the Process is validated, HOLLISTER-STIER's liability for the replacement or for the cost or value of API is limited to the amount charged to SERAGEN for the relevant Processing hereunder, unless due to Error.

                           COMMERCIAL SUPPLY AGREEMENT
                                  27 FEBRUARY 2004


     (iii)Promptly, following the execution of this Agreement, HOLLISTER-STIER shall furnish to SERAGEN a certificate of insurance signed by an authorized representative of HOLLISTER-STIER's underwriter evidencing the insurance coverage required by this Agreement and providing for at least thirty (30) days' prior written notice to SERAGEN of any cancellation, termination, material change or reduction of such insurance coverage.

                                  ARTICLE VIII
                                   REGULATORY

     8.01 SERAGEN RESPONSIBILITIES. SERAGEN will be responsible for obtaining and maintaining all necessary regulatory approvals for the distribution and sale of Product. Additionally, SERAGEN will be responsible for all other regulatory requirements which are not related to the Manufacturing Facility and not specifically assigned to HOLLISTER-STIER in this Agreement, including the payment of any FDA user fees or other fees associated with the review and approval to market the Product imposed by any regulatory agency. SERAGEN will be responsible for maintaining claim files and for submitting appropriate reports to the FDA and other similar foreign regulatory agencies. SERAGEN will be further responsible for promptly notifying HOLLISTER-STIER of all communications from the FDA or other regulatory agencies, which may impact or change the production and/or testing of the Product as performed by HOLLISTER-STIER. SERAGEN will promptly notify HOLLISTER-STIER of any consumer complaints concerning Product, which might reasonably be attributed to HOLLISTER-STIER's obligations and warranties. All such information disclosed to HOLLISTER-STIER shall be considered Confidential Information under Article IX below.

     8.02 HOLLISTER-STIER RESPONSIBILITY. So long and insofar as necessary to permit it to perform its obligation hereunder, HOLLISTER-STIER shall maintain its Annual Registration of Drug Establishment (form FDA 2656e) granted by the FDA updated and in good order and will make the license and copies of all related documents available to SERAGEN and its designees for inspection, upon reasonable request. HOLLISTER-STIER shall maintain Product complaint files pursuant to applicable federal regulations as covered by HOLLISTER-STIER's Standard Operating Procedures. HOLLISTER-STIER will be further responsible for promptly notifying SERAGEN of all communications from the FDA or other regulatory agencies, which may impact or change the production and/or testing of the Product as performed by HOLLISTER-STIER.

     HOLLISTER-STIER shall provide reasonable assistance to SERAGEN in its efforts to obtain and maintain all necessary regulatory approvals and permits relating to the production of Product at HOLLISTER-STIER's facilities. Accordingly, insofar as relating to Product and HOLLISTER-STIER's processing thereof, HOLLISTER-STIER shall permit SERAGEN or its designees access to HOLLISTER-STIER's facility, other than the filling, and packaging areas, during the Formulation and filling of Product and, upon reasonable notice and during reasonable business hours and so long as SERAGEN does not unreasonably interfere with HOLLISTER-STIER's day to day operations (i) to inspect HOLLISTER-STIER's processing facilities, (ii) to review manufacturing and quality control records relative to production by HOLLISTER-STIER of the Product, prior to the disposition of the Product (iii) to audit HOLLISTER-STIER's production efforts in respect of Product for compliance with FDA and other Regulatory Agency requirements, provided that SERAGEN shall be entitled to only one full cGMP audit in any twelve month period (iv) to review HOLLISTER-STIER's correspondence, reports, or other documents from HOLLISTER-STIER to the FDA and other Regulatory Agencies, or from the FDA and other Regulatory Agencies, to HOLLISTER-STIER, related to the Product and/or the facility as it effects the Product, and (v) to approve all Product related variances which occur during manufacture or storage of the Product, including approval of label text after receipt of labels and prior to application. During the manufacturing process, HOLLISTER-STIER will permit SERAGEN to view the operation through live television cameras or windows. HOLLISTER-STIER agrees to supply SERAGEN

                           COMMERCIAL SUPPLY AGREEMENT
                                  27 FEBRUARY 2004


with any documents, information, and/or data specified as HOLLISTER-STIER's responsibility in the Project Summary in a timely manner so as not to interfere with or otherwise impede SERAGEN's rights under this Agreement.

     In addition to the foregoing, with at least five (5) days advance notice, SERAGEN shall be permitted to investigate/audit HOLLISTER-STIER facilities and records in the event of any failure of any batch to meet Specifications, any major deviation from Specifications, or any regulatory actions, violations or complaints relevant to this Agreement.

     8.03 HOLLISTER-STIER ASSISTANCE WITH FILING. HOLLISTER-STIER will provide to SERAGEN, at no additional cost, one paper copy, of all documents, in HOLLISTER-STIER's standard format, for the manufacturing and control of Product at HOLLISTER-STIER's facility, in support of SERAGEN's regulatory filings for approval to market Product. Any additional support, beyond the documents above, requested by SERAGEN will be charged as set forth in Exhibit C.

     8.04 MASTER FILE. HOLLISTER-STIER shall maintain one or more facility master files at the Regulatory Agencies and agrees to provide SERAGEN with any requisite letters authorizing the FDA access to HOLLISTER-STIER's facility master file in conjunction with regulatory review of HOLLISTER-STIER's production of Product as set forth in this Agreement.

                                   ARTICLE IX
                   CONFIDENTIALITY AND INTELLECTUAL PROPERTY

     9.01 CONFIDENTIALITY. Each party shall for 10 years from the expiration or termination of this Agreement maintain in confidence all information and materials disclosed by the other party and marked as confidential or which the other party knows or has reason to know are or contain trade secrets or other proprietary information of the other, including without limitation the Specifications, Master Production and Control Record, Batch Production and Control Record, and other information relating to the Product (all such information being "Confidential Information"), and shall not use such trade secrets or proprietary information for any purpose except as permitted by this Agreement or disclose them to anyone other than those of its employees, consultants, agents or subcontractors as are necessary in connection with such party's activities as contemplated in this Agreement. Each party shall be responsible for ensuring compliance with these obligations by such party's employees, consultants, agents and subcontractors. Each party shall take precautions at least as strong as those which it takes to protect its own most valuable trade secrets or proprietary information to ensure that its employees, consultants, agents and subcontractors do not disclose or make any unauthorized use of trade secrets or proprietary information of the other party. Each party shall notify the other promptly upon discovery of any unauthorized use or disclosure of the other's trade secrets or proprietary information. It is acknowledged that SERAGEN and HOLLISTER-STIER may enter into confidentiality agreements with third parties in connection with the above and those agreements will be reviewed and approved by both SERAGEN and HOLLISTER-STIER.

     9.02 EXCEPTIONS. The foregoing restrictions on use and disclosure shall not apply to any SERAGEN Confidential Information or HOLLISTER-STIER Confidential Information that:

     (i) was know to the receiving party prior to its disclosure to the receiving party by the disclosing party as evidenced by written documents predating the receiving party's receipt of such Confidential Information, or

     (ii) is public knowledge at the time of its disclosure to the receiving party or became public knowledge after its disclosure to the receiving party through no act or omission or on its behalf: or

                           COMMERCIAL SUPPLY AGREEMENT
                                  27 FEBRUARY 2004


     (iii) is lawfully disclosed or made available to the receiving party by a third party having no direct or indirect obligation to the disclosing party to maintain the confidentiality of such Confidential Information; or

     (iv) is independently developed by the receiving party without the aid or benefit of Confidential Information disclosed to the receiving party by the disclosing party.

     Confidential Information may be disclosed by the receiving party pursuant to a subpoena lawfully issued by a court or governmental agency provided that the receiving party notifies the disclosing party promptly upon receipt of any such subpoena.

     9.03 INTELLECTUAL PROPERTY Any intellectual property arising out of the performance of this Agreement (the "Product IP") shall be the exclusive property of SERAGEN, except to the extent such intellectual property is (i) invented or created solely by HOLLISTER-STIER's employees and (ii) does not arise from SERAGEN confidential or proprietary information, processes or compositions, including the Active Ingredient and (iii) is not specific to Product, its manufacture or use, or improvements thereto. HOLLISTER-STIER represents and warrants that its employees are and will remain under binding obligations to assign such Product IP to HOLLISTER-STIER, and HOLLISTER-STIER will assist in every proper way in obtaining or executing the necessary assignments and other documents reasonably necessary to perfect SERAGEN's interest in the Product IP as set forth above. HOLLISTER-STIER shall grant SERAGEN an irrevocable non-exclusive, royalty-free, paid-up license to any other intellectual property necessary to or used in Processing.

                                    ARTICLE X
                              TERM AND TERMINATION

     10.01 TERM. Unless terminated in accordance with the provisions of Section 10.02, the term of this Agreement shall commence on the date hereof and shall continue until the fifth (5) anniversary of the date of this Agreement. In the event SERAGEN has not placed Purchase Orders with HOLLISTER-STIER for twelve
(12) contiguous months, then this Agreement shall be immediately terminable by HOLLISTER-STIER upon delivery to SERAGEN of written notice of termination. The contract shall automatically renew for additional two-year terms unless either party provides notice of non-renewal at least 36 months prior to the next renewal date.

     10.02 TERMINATION. This Agreement may be terminated by either party, in the event that the other party (a) is insolvent, fails to pay its debts as they come due, files or has filed against it a petition under the Bankruptcy Act, makes an assignment for the benefit of creditors, has a receiver appointed for it or a substantial part of its assets, or otherwise takes advantage of any statute or law designed for relief of debtors or (b) fails to perform or otherwise breaches any of its obligations hereunder, if, following the giving of notice by the terminating party of its intent to terminate and stating the grounds therefore, the party receiving such notice shall not have cured the failure or breach within thirty (30) days. In no event, however, shall such notice or intention to terminate be deemed to waive any rights to damages or any other remedy which the party giving notice of breach may have as a consequence of such failure or breach.

     10.03 OBLIGATIONS AND DUTIES UPON TERMINATION OR EXPIRATION. If this Agreement expires or is terminated pursuant to Section 10.02, both parties shall be released from all obligations and duties imposed or assumed hereunder to the extent so terminated, except as expressly provided to the contrary in this Agreement. Upon termination, both parties shall cease any further use of, and promptly return any, confidential information disclosed to the receiving party by the other party. Termination of this Agreement for whatever reason, shall not affect the obligations of either party, including payment

                           COMMERCIAL SUPPLY AGREEMENT
                                  27 FEBRUARY 2004


obligations, which have accrued prior to such termination. Upon termination of this Agreement, other than due to a breach of this Agreement by HOLLISTER-STIER, SERAGEN shall purchase from HOLLISTER-STIER, at HOLLISTER-STIER's cost, any Materials purchased for the Product which HOLLISTER-STIER has reasonably purchased or ordered (to the extent the order cannot be canceled) based upon SERAGEN's forecast and to the extent that such materials cannot be returned for credit or used by HOLLISTER-STIER in its business or to fill orders of other of HOLLISTER-STIER's customers. HOLLISTER-STIER shall immediately ship such materials to SERAGEN in accordance with SERAGEN's instructions, provided that SERAGEN has given reasonable assurance of payment for such items.

                                   ARTICLE XI
                                  MISCELLANEOUS

     11.01 INDEPENDENT CONTRACTOR. HOLLISTER-STIER shall at all times during the term of this Agreement be an independent contractor, maintaining sole and exclusive control over its personnel and operation. It is understood that all work performed by HOLLISTER-STIER shall meet Specifications set forth in this Agreement, and the detailed manner and method of doing the same shall be under the control of HOLLISTER-STIER. At no time will either HOLLISTER-STIER or SERAGEN hold itself out to be the agent, employee, lessee, sub lessee, partner, or joint venturer of the other, and it is further understood and agreed between the parties that the full and exclusive relationship between them is that of an independent contractor. Nothing in this Agreement shall be construed to create any agency, employment, partnership, joint venture or similar relationship between the parties other than that of an independent contractor. Neither party shall have any right or authority whatsoever to incur any liability or obligation (express or implied) or otherwise act in any manner in the name or on the behalf of the other, or to make any promise, warranty or representation binding on the other. HOLLISTER-STIER and SERAGEN agree not to use or refer to the other without prior written permission, in any public statements, whether oral or written, related to this Agreement. Furthermore, HOLLISTER-STIER and SERAGEN both agree not to employ or solicit for employment or as an independent contractor any employee of either party during the term of this Agreement and for a period of two (2) years thereafter.

     11.02 INSURANCE; LIABILITY TO THIRD PERSONS. HOLLISTER-STIER and SERAGEN, each at their own expense, shall obtain and thereafter maintain i) adequate workers' compensation insurance and ii) comprehensive general liability (bodily injury and property damage) insurance coverage of not less than $*** million, with respect to performance under this Agreement. Each party shall give the other or its representative immediately notice of any suit or action filed, or prompt notice of any claim made, against them arising out of the performance of this Agreement.

     11.03 PRODUCT LIABILITY. SERAGEN and HOLLISTER-STIER each agree at its own expense to maintain product liability insurance coverage of at least $*** million. SERAGEN and HOLLISTER-STIER will provide a Certificate of Insurance to the other upon request, and such coverage will remain in effect indefinitely and so long as either party has product liability exposure for any Product manufactured for SERAGEN. [If such product liability insurance is underwritten on a "claims made" basis, SERAGEN and HOLLISTER-STIER agree that any change in underwriters during the term of this agreement will require the purchase of "prior acts" coverage to ensure that coverage will be continuous throughout the term of this Agreement.]

     11.04 GOVERNING LAW. This Agreement shall be construed, and relevant legal relations between the parties hereto shall be determined, in accordance with the laws of the State of New York.

     11.05 NOTICE. All notices or communication required or permitted to be given by either party hereunder shall be mailed by registered mail or certified mail return receipt requested or sent by overnight


      ***Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                           COMMERCIAL SUPPLY AGREEMENT
                                  27 FEBRUARY 2004


courier return receipt requested, such as Federal Express, to the other party at its respective address set forth below or to such other address as one party shall give notice of to the other from time to time hereunder. Notices shall be deemed given upon receipt.

IF TO SERAGEN:                             IF TO HOLLISTER-STIER:
SERAGEN PHARMACEUTICALS, INC.              HOLLISTER-STIER LABORATORIES LLC
10275 Science Center Drive                 3525 North Regal Street
San Diego, California 92121                Spokane, Washington 99207-5788

Attn:  Supply Operations                   Attn: President

Tel:  858-550-7500                         Tel:     509 489-5656
Fax: 858-550-1801                          Fax:     509 484-4320

COPY TO:

SERAGEN Pharmaceuticals, Inc.
10275 Science Center Drive
San Diego, California 92121

Attn: General Counsel

Tel:  858-550-7500
Fax: 858-550-1825

     11.06 SUCCESSORS AND ASSIGNS. HOLLISTER-STIER shall not assign this Agreement (or any schedule hereto) without the prior written consent of SERAGEN, except that HOLLISTER-STIER shall be permitted to assign its rights and obligation hereunder with such consent to (i) one or more of its Affiliates, or
(ii) the purchaser of all or substantially all of its assets, through merger, consolidation or otherwise. SERAGEN may assign this Agreement by providing prior written notice to HOLLISTER-STIER.

     11.07 NO WAIVERS; SEVERABILITY. No waiver of any breach of this Agreement shall constitute a waiver of any other breach of the same or other provision of this Agreement, and no waiver shall be effective unless made in writing. Any provision hereof prohibited by or unenforceable under any applicable law of any jurisdiction shall as to such jurisdiction be deemed ineffective and deleted herefrom without affecting any other provision of this Agreement. It is the desire of the parties hereto that this Agreement be enforced to the maximum extent permitted by law, and should any provision contained herein be held by any governmental agency or court of competent jurisdiction to be void, illegal and unenforceable, the parties shall negotiate in good faith for a substitute term or provision which carries out the original intent of the parties.

     11.08 ENTIRE AGREEMENT; AMENDMENT. SERAGEN and HOLLISTER-STIER acknowledge that they have read this entire Agreement and that this Agreement, including the attached Exhibits constitutes the entire understanding and contract between the parties hereto and supersedes any and all prior or contemporaneous oral or written communications with respect to the subject matter hereof, all of which communications are merged herein. It is expressly understood and agreed that this Agreement shall not be modified, amended or in any way altered except by an instrument in writing signed by both of the parties hereto.

                           COMMERCIAL SUPPLY AGREEMENT
                                  27 FEBRUARY 2004


     11.09 DELAYS OR OMISSIONS. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party hereto, shall impair any such right, power or remedy to such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or in any similar breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

     11.10 FORCE MAJEURE. If either party fails to fulfill its obligations hereunder (other than an obligation for the payment of money), when such failure is due to an act of God, or other circumstances beyond its reasonable control, including but not limited to fire, flood, civil commotion, riot, war (declared and undeclared), revolution, action by government including delays in obtaining governmental approvals or embargoes, then said failure shall be excused for the duration of such event and for such a time thereafter as is reasonable to enable the parties to resume performance under this Agreement provided that the party whose performance is delayed or prevented shall continue to use good faith diligent efforts to mitigate, avoid or end such delay or failure in performance as soon as practicable.

     11.11 FURTHER ASSURANCES. Each party shall, at any time, and from to time, prior to or after the effective date of this Agreement, at reasonable request of the other party, execute and deliver to the other such instruments and documents and shall take such actions as may be required to more effectively carry out the terms of this Agreement.

     11.12 SURVIVAL. All representations, warranties, covenants and agreements made herein and which by their express terms or by implication are to be performed after the execution and/or termination hereof, or are prospective in nature, shall survive such execution and/or termination, as the case may be.

     11.13 NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement shall be construed as giving any person, firm, corporation or other entity, other than the parties hereto and their successors and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof.

     11.14 HEADINGS. Section headings are for convenient reference and not a part of this Agreement. All Exhibits are incorporated herein by this reference.

     11.15 SINGULAR TERMS. Except as otherwise expressly provided herein or unless the context otherwise requires, all references to the singular shall include the plural and vice versa.

     11.16 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which when taken together shall be deemed but one instrument.

     11.17 NO RIGHTS. No rights or licenses with respect to the Product or any of either party's intellectual property rights and granted or deemed granted hereunder or in connection herewith, other than those rights expressly granted in this Agreement.

     11.18 DISCLOSURE. Except as SERAGEN may be required by law or regulation, neither party shall disclose the name of the other party, the identity of the Product or any information with respect thereto, the existence of this Agreement or the terms and provisions of this Agreement without the prior written approval to the other party. Neither party shall use the name of the other party in any publicity or advertising without the other party's prior written consent. If either party is required in accordance with

                           COMMERCIAL SUPPLY AGREEMENT
                                  27 FEBRUARY 2004


SEC or other relevant governmental regulations to disclose the other party's name, the existence of this Agreement or the terms and provisions of this Agreement, such party shall (i) give the other prior written notice of such disclosure, and (ii) assist the other in any efforts to prevent or limit such disclosure including without limitation seeking confidential treatment of such information.

IN WITNESS WHEREOF, this Agreement shall take effect as of the date first written above when it has been executed below by the duly authorized representatives of the parties.

HOLLISTER-STIER LABORATORIES LLC               SERAGEN INC.

By:   /S/ RICK LAPOINTE                        By:   /S/ GIAN ALIPRANDI
      -----------------------------------          --------------------
      Name: Rick Lapointe                            Name:  Gian Aliprandi
      Title:    V.P. Operations                      Title: SR VP TECH, SUPPLY &
                                                            INT'L OPERATIONS



By: /S/ ANTHONY D. BONANZINO 03/04/2004
    -----------------------------------

      Name:      Anthony D. Bonanzino, Ph.D.
      Title:     President and CEO





                                                    --------------
                                                        LIGAND

                                                        /S/WRB

                                                        LEGAL

                                                    --------------

Exhibit A

***










































      ***Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

Exhibit B

***










































      ***Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

Exhibit C

***










































      ***Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

                                   EXHIBIT "D"

                            EXAMPLE OF PURCHASE ORDER

                                 (SEE ATTACHED)

                                   EXHIBIT "D"

                            EXAMPLE OF PURCHASE ORDER

________________________________________________________________________________

                                            ------------------------------------
                                            |           Purchase Order         |
                                            |----------------------------------|
                                            |PURCHASE ORDER NO.  REVISION  PAGE|
                                            |     996358             0       1 |
[LOGO]                                      |----------------------------------|
LIGAND PHARMACEUTICALS                      | THIS PURCHASE ORDER NUMBER MUST  |
10275 Science Center Drive                  | APPEAR ON ALL INVOICES, PACKING  |
San Diego, CA 92121-1117                    |LISTS, CARTONS AND CORRESPONDENCE |
858/550-7500                                |      RELATED TO THIS ORDER.      |
                                            |----------------------------------|
                                            |SHIP TO:                          |
                                            |   ICS                            |
                                            |   5051 COMMERCE CROSSING         |
                                            |   LOUISVILLE, KY 40229           |
                                            |   United States                  |
        HOLLISTER STIER                     |                                  |
VENDOR: 3525 N. REGAL STREET                |----------------------------------|
        SPOKANE, WA  99207                  |BILL TO:                          |
        United States                       |   LIGAND PHARMACEUTICALS INC.    |
                                            |   10275 SCIENCE CENTER DRIVE     |
                                            |   SAN DIEGO ,CA 92121            |
                                            |   United States                  |
                                            |                                  |
                                            ------------------------------------

Order Confirmation #:
--------------------------------------------------------------------------------
|CUSTOMER ACCT NO.    VENDOR NO.    DATE OF ORDER/BUYER    REVISED DATE/BUYER  |
|                       7029        27-FEB-04 DEAMICIS, S                      |
|                                                                              |
|PAYMENT TERMS                      SHIP VIA               F.O.B.              |
|N30                                                         SHIPPING POINT    |
|                                                                              |
|FREIGHT TERMS                      REQUESTOR/DELIVER TO   CONFIRM TO/TELEPHONE|
|PREPAY & ADD                                                                  |
|------------------------------------------------------------------------------|
ITEM|PART NUMBER/DESCRIPTION|DELIVERY DATE|QUANTITY|UNIT|UNIT PRICE|EXTENSION|T|
|   |                       |             |        |    |          |         |A|
|   |                       |             |        |    |          |         |X|
|   |                       |             |        |    |          |         | |
|   |                       |             |        |    |          |         | |
|   |                       |             |        |    |          |         | |
|   |                       |             |        |    |          |         | |
|   |                       |             |        |    |          |         | |
|   |                       |             |        |    |          |         | |
|   |                       |             |        |    |          |         | |
|   |                       |             |        |    |          |         | |
|   |                       |             |        |    |          |         | |
|   |                       |             |        |    |          |         | |
|   |                       |             |        |    |          |         | |
|   |                       |             |        |    |          |         | |
|   |                       |             |        |    |          |         | |
|   |                       |             |        |    |          |         | |
|   |                       |             |        |    |          |         | |
|   |                       |             |        |    |          |         | |
|   |                       |             |        |    |          |         | |
|   |                       |             |        |    |----------|-----------|
|   |                       |             |        |    |  TOTAL   |           |
|------------------------------------------------------------------------------|
|                                                       |                      |
|                                                       |                      |
|                                                       |                      |
|                                                       |                      |
|                                                       |                      |
|                                                       |----------------------|
|                                                       |AUTHORIZED SIGNATURE  |
--------------------------------------------------------------------------------
________________________________________________________________________________

                                   EXHIBIT "D"

TERMS AND CONDITIONS OF PURCHASE

IN CONSIDERATION of this Order, Seller agrees to the following terms and conditions which cannot be altered or supplemented without the express prior permission of Buyer in writing and which, together with the terms and conditions set forth on the front hereof, constitute the complete and final Agreement between the parties. The Purchase Order is in no way intended and shall not be construed as an expression of acceptance or confirmation document. Any acceptance which may be contained herein is expressly made conditional on Seller's consent to the additional or different items contained herein.

1. AGREEMENT. Written acceptance by Seller of this Purchase Order or the commencement of any work or services hereunder (including work or services with respect to samples) shall constitute acceptance by Seller of the terms and conditions of this Purchase Order. Failure by Seller to perform in accordance with all such terms and conditions shall constitute a breach of the Agreement and a substantial impairment of the value of the entire Agreement to Buyer. Upon such occurrence, Buyer, at his election and without penalty, shall have all the rights and remedies of a Buyer in the event of a breach by the Seller which goes to the whole contract, as set forth in the Uniform Commercial Code, including without limitation cancellation of the Purchase Order, specific performance, cover, damages, and the rejection or revocation of acceptance of articles delivered by Seller.

2. DELIVERY. Delivery must be made within the time stated on the Purchase Order, time being of the essence. If delivery cannot be made within such time, Seller must give Buyer immediate notice of such fact and advise of the best possible delivery date. In such event, Buyer reserves the right at its option, either to accept late delivery or to cancel this Purchase Order in whole or part in either event without cost to Buyer, and without prejudice to Buyer's right to charge Seller with any costs, losses or damages of any kind (including loss of profits) incurred as a result of Seller's failure to make timely delivery. Buyer reserves the right, upon written or facsimile notice to Seller, to postpone delivery hereunder for up to ninety (90) days past the original delivery date.

3. SHIPPING RELEASES. Unless specific delivery dates are specified in this Purchase Order, Seller shall not fabricate, procure or ship any goods or materials, except to the extent authorized in written release furnished to Seller by Buyer. Buyer shall have no responsibility for goods not shipped pursuant to such releases.

4. TRANSPORTATION. All material shall be forwarded for delivery via carrier specified, if any, procuring lowest rate via such carrier. Transportation charges on goods sold F.O.B. destination must be prepaid. No insurance charges which increase shipping costs will be allowed unless expressly authorized by Buyer. Unless otherwise instructed in writing, the original Bill of Lading shall be forwarded to Buyer's Receiving Department at destination. Shipping containers must conform to specifications as described in the National Motor Freight classification 10-A, and Uniform Freight classification 9 as amended.

5. RISK OF LOSS. Risk of Loss on any articles shipped by Seller under this Purchase Order shall remain with Seller until acceptance of articles by Buyer.

6. CARTAGE. Price is to cover net weight of material and no charges of any kind; including without limitation charges for boxing, packing, loading, bracing or cartage will be allowed unless specifically agreed to by Buyer in writing.

7. QUANTITY. The quantity of material ordered must not be exceeded or reduced unless specifically agreed to by Purchaser in writing.

8. QUALITY. Seller warrants and guarantees that all items covered by this Purchase Order will conform to the terms, plans, drawings, samples or other specifications or descriptions, furnished or adopted by Buyer, and to high professional standards, will be fit and sufficient for the purpose intended, merchantable, of good material, workmanship and quality and free from defect. Seller will be liable for costs, losses or damages (including loss of profits) incurred as a result of any breach of the warranties set forth herein. This warranty is in addition to and shall not exclude any other warranties arising under the terms of this Purchase Order, applicable law, or otherwise. Seller will indemnify and hold Buyer harmless from any losses or damages resulting from injury to person or property as a result of any defect in any item furnished hereunder.

9. INSPECTION. All articles shall be received subject to Buyer's inspection and rejection upon receipt or within a reasonable time thereafter. Seller shall pay the cost of inspecting and testing goods rejected and all transportation charges thereon. Payment for the articles specified herein shall not constitute an acceptance by Buyer.

                                   EXHIBIT "D"

10. REJECTIONS. If any of the goods are found at any time to be defective in material or workmanship, o! r otherwise not in conformity with the requirements of this Purchase Order, Buyer, in addition to any other rights which it may have under warranties or otherwise, shall have the right to reject or revoke acceptance, and return such goods at Seller's expense and require repair, alteration, replacement or credit. Such goods are not to be repaired, altered, replaced or credited without prior written authorization from Buyer.

11. OTHER REMEDIES. In addition to all other rights, Buyer at its option shall have the right to retain any defective or non-conforming goods and to correct, at Seller's expense, any such deficiencies. Upon default of the Seller, Buyer shall have the right to require the delivery to it of any completed or partially completed goods or materials that Seller has produced or acquired for this Purchase Order.

12. WORK ON BUYER'S PREMISES. If this Purchase Order requires installations or any other work by Seller on the premises of Buyer, Seller shall take all necessary precautions to prevent the occurrence of any injury to person or property during the progress of such work. Seller shall indemnify and hold Buyer harmless against all loss or damage which may result in any way from its performance of such work or the act or emission of the Seller, its agents, servants, employees, or subcontractors. Seller shall maintain such Public Liability, Property Damage and Workman's Compensation insurance as will hold Buyer harmless from said risks and from any claims under the Workman's Compensation and Occupational Disease Acts or any other applicable law and on Buyer's request, Seller will furnish the certificates of insurance. Any employees of Seller engaged in such work shall not be deemed agents, servants, or employees of Buyer for any purpose, and Seller assumes exclusive liability for all payroll and other taxes pertaining to such employees.

13. COMPLIANCE WITH LAWS. Seller shall comply with all applicable Federal, State and local laws, ordinances, rules and regulations and shall indemnify and hold Buyer harmless from any losses or damages arising from any violation thereof.

14. FAIR LABOR STANDARDS ACT. By acceptance of this Order, Seller warrants and certifies that the goods and/or services to be furnished hereunder were or will be produced in full compliance with the requirements of the Fair Labor Standards Act of 1938 as amended from time to time and all Regulations adopted thereunder.

15. NON-DISCLOSURE OF INFORMATION. Except as required by this Purchase Order or as otherwise authorized in writing by Buyer, Seller shall not disclose to any third party any knowledge or information it has concerning this Purchase Order or Buyer's plans, specifications, designs, drawings, operations, methods, personnel, customers, business, work or services.

16. BUYER'S PROPERTY. Any plans, specifications, designs, drawings, blueprints, tracings and other items prepared by Seller and paid for by Buyer shall be the property of Buyer and such items, as well as all items furnished hereunder to Seller by Buyer, shall be maintained in first class condition and shall not be furnished to anyone other than Buyer. Such items shall be available for Buyer's inspection and, unless otherwise authorized by Buyer, shall be delivered to Buyer upon the completion or termination of this Purchase Order. No reproductions hereof shall be retained except as authorized by Buyer.

17.  PATENTS.

(a) infringement or alleged infringement of any patent rights allegedly caused by the sale or use of any article furnished by Seller and will defend or settle any such matters at its sole cost.

(b) Seller does hereby grant to Buyer, its successors and assigns, a non-exclusive, royalty-free license under any inventions, improvements or discoveries conceived or first reduced to practice as a result of such research or development work as is required by this Purchase Order. This license shall include the right to manufacture and produce goods made in accordance with such inventions, improvements, and discoveries.

18. MODIFICATIONS. Buyer reserves the right, upon written Change Order forwarded to Seller, to modify the subject matter of this Purchase Order including but not limited to modifications in (1) plans, specifications, designs, drawings or other items applicable to required goods or services.
     (2) the method of shipping and packing, or (3) the time or cost of Seller's performance. An adjustment may be made in the schedule or price provided a written claim for such adjustment is submitted by Seller within twenty (20) days after receipt of the Change Order.

19. TERMINATION. Until such time as Seller has substantially begun performance under this Purchase Order or has otherwise materially changed his position, or prior to thirty (30) days before delivery for items not specially manufactured, whichever occurs later, Buyer shall have the right to terminate this Purchase Order without penalty.

                                   EXHIBIT "D"

20. NON-ASSIGNMENT. Seller shall not assign this Purchase Order or any interest therein without the prior written consent of Buyer.

21. OCCUPATIONAL SAFETY. All goods and services must comply with the Williams-Steiger Occupational Safety and Health Act of 1970.

22. TAXES. Except as may be otherwise provided in this Purchase Order, price includes all applicable Federal, State and local taxes in effect on the order date.

23. LIENS. All materials or articles delivered and labor performed under this Purchase Order shall be free of all liens and a proper release of all liens or satisfactory evidence of freedom from liens will be delivered to the Buyer upon request.

24. LIMITATIONS. Seller must bring an action for any alleged breach of this Agreement by Buyer within one (1) year from the date of such alleged breach.

25. PAYMENT. Unless specific payment terms are specified in this Purchase Order, Buyer shall make payment on a net 30 day basis from the date of Buyer receipt of the goods, work or service specified on this Purchase Order.

26. CONTRACT - APPLICABLE LAW. Seller agrees that this Purchase Order and the acceptance thereof shall be a contract made in the state in which the office issuing this Purchase Order is located and governed by the laws thereof. Except as otherwise provided herein, the Uniform Commercial Code shall apply to this transaction and it is hereby included as though set forth at length.

                                    EXHIBIT E

                   PURCHASE ORDER, PAYMENT AND TITLE TRANSFER

                             Requested Release Date

Final                                                                Payment
                                                          (HOLLISTER-STIER MRR)
Complete                                                                   &
                                                         Invoice         MRR
Title

                                                 Samples
                                                 Ready

PO                    ID TEST                                          1 month
                                   1 month

                                                                       2 months

                                                2 months

        2 months
        1st & 2nd Gen

                                                                       2 months
        3 months
        3rd Gen

                                   EXHIBIT "F"
                  MANUFACTURING AND RELEASE REQUIREMENTS (MRR)
                                 DOCUMENTATION

The following lists all documentation required from HOLLISTER-STIER by SERAGEN to release Finished Drug Product for Commerce:

1.   Completed production and packaging records

2. A Certificate of Conformance comparing test results to product specifications. The summary of testing to be accompanied by completed Quality Control request forms and results worksheets with associated raw data

3.   All receipt and distribution records associated with Lot production

4. Any planned or unplanned deviations associated with lot production or Quality Control testing

5.   Any alert or action notifications generated during processing

6. Any Out of Specification (OOS) investigations associated with Lot production or Quality Control testing

                                   EXHIBIT "G"
                   CONTRACTOR/QUALITY MANUAL FOR DRUG PRODUCT

            ATTACHED IS A GENERIC OUTLINE OF A TABLE OF CONTENTS THAT WILL BE FINALIZED BETWEEN THE PARTIES WITHIN THREE MONTHS

DRUG PRODUCT MANUFACTURER       LIGAND PHARMACEUTICALS INCORPORATED

                   Contractor/Quality Manual for Drug Product

Revision Date                                           Section Number
        February 2004                                   Signature Page
















This technical manual is intended to document those aspects of the relationship between Ligand and its contractors that impact the quality of the goods and services provided by these contractors. This manual provides a contractor with the instructions and technical data to continue to provide these goods and services, as well as those procedures utilized by Ligand to carry out its responsibilities with respect to assuring that the goods and services continue to be provided in a manner consistent with Ligand corporate requirements and in compliance with applicable product licenses and current good manufacturing practices (CGMP).


LIGAND PHARMACEUTICALS INC.

DRUG PRODUCT MANUFACTURER       LIGAND PHARMACEUTICALS INCORPORATED

                   Contractor/Quality Manual for Drug Product

Revision Date                                           Section Number
        February 2004                                   Signature Page







                _______________________________________________
                Quality Assurance                       Date


                _______________________________________________
                Technical Operations                    Date









THE CONTENTS OF THIS MANUAL ARE CONSIDERED PROPRIETARY INFORMATION AND ARE NOT TO BE COPIES WITHOUT WRITTEN AUTHORIZATION.

DRUG PRODUCT MANUFACTURER       LIGAND PHARMACEUTICALS INCORPORATED

                   Contractor/Quality Manual for Drug Product

Revision Date                                           Section Number
        February 2004                                   Table of Contents




1.0     INTRODUCTION

        1.1 General
        1.2 Purpose of Manual
        1.3 Contractor/Quality Manual Change Procedure
        1.4 Communication

2.0     ROLES AND RESPONSIBILITIES

        2.1 DRUG PRODUCT MANUFACTURER
        2.2 Ligand

3.0     COMPANY INFORMATION

        3.1 DRUG PRODUCT MANUFACTURER
        3.2 Ligand
        3.3 Active Pharmaceutical Ingredient Manufacturer
        3.4 Drug Product Packager
        3.5 Warehouse/Distributor

4.0     MANUFACTURING REQUIREMENTS

        4.1 Compliance
        4.2 Master Batch Record (MBR) (Manufacturing and Packaging Log Sheets
        4.3 Product Formulation
        4.5 Manufacturing Process Summary
        4.6 Reports
        4.7 Records Retention
        4.8 Technical Support
        4.9 Reprocessing
        4.10 Reconciliation
        4.11 Product Specifications
        4.12 Storage Conditions Bulk API
        4.13 Storage Conditions for Drug Product
        4.14 Packaging
        4.15 Labeling
        4.16 Label Destruction
        4.17 Lot Numbering and Expiration Dating

DRUG PRODUCT MANUFACTURER       LIGAND PHARMACEUTICALS INCORPORATED

                   Contractor/Quality Manual for Drug Product

Revision Date                                           Section Number
        February 2004                                   Table of Contents




5.0     QUALITY ASSURANCE REQUIREMENTS

        5.1 Document Review
        5.2 Product Release and Procedures
        5.3 Change Control
        5.4 Process Deviations
        5.5 Out-of-Specification/Out-of Trend Results
        5.6 Complaint Evaluation
        5.7 Audits
        5.8 Validation
        5.9 Reference Standards
        5.10 Retain (Reserve) Samples
        5.11 Stability Samples and Stability Program
        5.12 AQL Requirements
        5.13 Product Surveillance
        5.14 Product Recall
        5.15 Alcohol, Tobacco and Firearms
        5.16 DEA

6.0     SPECIFICATION AND METHODS

        6.1 Active Pharmaceutical Ingredient
        6.2 Excipients
        6.3 Drug Products
        6.4 Packaging Components (bulk and finished product)
        6.5 Issuance and Control of Methods and Specifications
        6.6 Method Validation Reports

DRUG PRODUCT MANUFACTURER       LIGAND PHARMACEUTICALS INCORPORATED

                   Contractor/Quality Manual for Drug Product

Revision Date                                           Section Number
        February 2004                                   Table of Contents



Appendix A

FORMS

1.  Contractor Documentation Update
2.  Ligand Product Disposition Form
3.  Inventory on Hand Request Form
4.  Inventory Shipping Form
5.  Shipment Receipt Acknowledgement Form


Appendix B

SOPs

1.  Issuance and Maintenance of Contractor Manuals, 880-QA-DOC-17
    (effect 10/30/97)
2. Numbering System for Lots of Active Pharmaceutical Ingredients and Drug Products Intended for Commercial Use, 900-MAT-OPR-1 (effective 5/28/98)
3. Part Numbering System for Raw Materials, Intermediates, Drug Substance and Finished Drug Product Intended for Commercial Use, 900-MAT-OPR-2 (effective 8/28/97)
4. Handling of Out-of-Specification or Unusual Data, 865-AD-OPR-13 (effective date 12/4/97)
5.  Documentation of Deviations, 880-QA-DOC-9 (effective 8/14/98)
6.  Waste Disposal SOP (Contractor Supplied)

Appendix C

        MANUFACTURING

Appendix D

        PACKAGING

DRUG PRODUCT MANUFACTURER       LIGAND PHARMACEUTICALS INCORPORATED

                   Contractor/Quality Manual for Drug Product

Revision Date                                           Section Number
        February 2004                                   Table of Contents




Appendix E

        SPECIFICATIONS

        1.  Active Pharmaceutical Ingredient

        2.  RAW MATERIALS (CONTRACTOR SUPPLIED)

                a.  Ingredient A
                b.  Ingredient B
                c.  Ingredient C
                d.  Ingredient D
                e.  Ingredient E

        3.  Inprocess and bulk products

        4.  Finished Product

        5.  PACKAGING COMPONENTS

                a.  Bottle
                b.  Cap
                c.  Insert
                d.  Label
                e.  Shipper


Appendix F

        APPROVED VENDOR LIST

DRUG PRODUCT MANUFACTURER       LIGAND PHARMACEUTICALS INCORPORATED

                   Contractor/Quality Manual for Drug Product

Revision Date                                           Section Number
        February 2004                                   Table of Contents





Appendix G

        METHODS

        1.  GENERAL METHODS (GM)

        2.  SPECIFIC METHODS (SM) AND CORRESPONDING VALIDATION REPORT

DRUG PRODUCT MANUFACTURER       LIGAND PHARMACEUTICALS INCORPORATED

                   Contractor/Quality Manual for Drug Product

Revision Date                                           Section Number
        February 2004                                   Table of Contents






        3.  MICROBIOLOGICAL TEST (USP) (CONTRACTOR SUPPLIED)


Appendix H

        MATERIAL SAFETY DATA SHEETS (MSDS)

        1.  Active Pharmaceutical Ingredient
        2.  Drug Product


Appendix I

DRUG PRODUCT MANUFACTURER       LIGAND PHARMACEUTICALS INCORPORATED

                   Contractor/Quality Manual for Drug Product

Revision Date                                           Section Number
        February 2004                                   7.0